UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 12, 2016

NMI Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36174	45-4914248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Powell Street, 12th Floor, Emeryville, CA.
(Address of Principal Executive Offices)

94608
(Zip Code)

(855) 530-6642
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.
The Company's Annual Meeting of Shareholders was held on May 12, 2016. On March 18, 2016, the record date for the Annual Meeting, 59,080,468 shares of the Company’s common stock were outstanding and entitled to vote, of which 72.88 % were present for purposes of establishing a quorum. At that meeting, shareholders took the following actions with respect to the proposals described in the Company's 2016 Annual Proxy Statement, filed on March 31, 2016:

1.	The following directors were elected:

	For	Withheld	Broker Non-Votes
Bradley M. Shuster	35,160,820	702,777	7,199,374
Michael Embler	28,534,132	7,329,465	7,199,374
James G. Jones	35,163,582	700,015	7,199,374
Michael Montgomery	35,163,340	700,257	7,199,374
James H. Ozanne	28,507,596	7,356,001	7,199,374
Steven L. Scheid	28,523,051	7,340,546	7,199,374

2.	The ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2016 was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
42,771,705	223,994	67,272	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMI Holdings, Inc.
(Registrant)

Date: May 17, 2016	By:	/s/ Nicole C. Sanchez
Nicole C. Sanchez
VP, Assistant General Counsel